Exhibit 10.1

NOTICE OF REDUCTION OF COMMITMENTS

March 13, 2007

Mr. Daniel Wolf

Ableco Finance LLC, as Administrative Agent

299 Park Avenue, 22nd Floor

New York, New York 10171

Re:	Financing Agreement dated October 19, 2006 (as amended, the “Financing Agreement”) by and among Omega Protein Corporation (“Omega”) and Omega Protein, Inc., as borrowers (“Borrowers”), the subsidiaries of Omega named therein as guarantors, the financial institutions from time to time party thereto, as lenders, and Ableco Finance LLC, as collateral agent and administrative agent (“Administrative Agent”).

Dear Dan:

Capitalized terms used but not defined in this Notice shall have the meanings given such terms in the Financing Agreement.

Pursuant to Section 2.05(a)(i) of the Financing Agreement, Omega, on behalf of the Borrowers, does hereby give notice to the Administrative Agent of a reduction in the Total Revolving Credit Commitment by $15,000,000 effective as of March 16, 2007 (the “Effective Date”). From and after the Effective Date, the Total Revolving Credit Commitment shall be equal to $15,000,000.

Please acknowledge your receipt of this Notice by signing in the space provided below and returning a signed copy of this Notice to Bob Stockton via facsimile 713-940-6122 or email (bstockton@omegaproteininc.com). Feel free to contact Bob Stockton or John Held with any questions.

Sincerely,

OMEGA PROTEIN CORPORATION

		By:	/s/ Robert W. Stockton
Robert W. Stockton
Chief Financial Officer
Received on March 13, 2007:

ABLECO FINANCE LLC, as Administrative Agent

By:	/s/ Daniel E. Wolf
Daniel E. Wolf, Senior Vice President